EXHIBIT A
                              SJW CORP.
                       STOCK OPTION AGREEMENT

RECITALS

     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and non-employee members of the Board (or the board of directors of any Parent or Subsidiary).

     B. Optionee is to render valuable services to the Corporation, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

     NOW, THEREFORE, it is hereby agreed as follows:

         1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice at the Exercise Price. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2, as set forth herein.

         2. Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.
         3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee's death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee's death.

        4. Dates of Exercise. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

        5. Cessation of Service. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

            (a) Should Optionee cease to remain in Service for any reason (other than death, Disability, Normal Retirement or Good Cause) while this option is outstanding, then Optionee shall have a period of ninety (90) days (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

            (b) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or the laws of descent and distribution following Optionee's death shall have the right to exercise this option. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee's death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of
(i) the expiration of the four (4)-year period measured from the date of Optionee's death or (ii) the Expiration Date.

            (c) Should Optionee cease Service by reason of Disability or Normal Retirement while this option is outstanding, then Optionee shall have a period of four (4) years (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

            (d) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) in which Optionee is, at the time of Optionee's cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice, provided that (i) this shall be subject to the special vesting acceleration provisions of Paragraph 6, (ii) if termination occurs by reason of Normal Retirement, then during the limited period of post-service exercisability as set forth in Paragraph (c) above, the option will continue to vest as if the Optionee continued in Service during such period, and (iii) if termination occurs by reason of Death or Disability, then option will vest automatically upon such termination. Upon the expiration of such limited exercise period, this option shall terminate and cease to be outstanding for any exercisable Option Shares for which the option has not been exercised.

            (e)  Should Optionee's Service be terminated for
Good Cause or should Optionee otherwise engage in any misconduct which could result in a termination for Good Cause while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

        6.  Special Acceleration of Option.

            (a) This option, to the extent outstanding at the time of a Change in Control, but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change in Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock. However, this option shall not become exercisable on such an accelerated basis, if and to the extent this option is to be assumed by the successor corporation (or parent thereof) or substituted with equivalent options, except pursuant to paragraph (b), below.

            (b) In the event of a Qualifying Termination following a Change in Control pursuant to which this option is to be assumed by the successor corporation (or parent thereof) and substituted with equivalent options, the Option, to the extent outstanding at the time of such Qualifying Termination but not otherwise fully exercisable, shall automatically accelerate so that the Option shall become immediately exercisable for all the Option Shares at the time subject to the Option and may be exercised for any or all of those Option Shares as fully vested shares.

            (c) Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change in Control transaction.

            (d) If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

           (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option, and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

       8. Shareholder Rights. The holder of this option shall not have any shareholder rights with respect to the Option
Shares until such person shall have exercised the option and become a holder of record of the purchased shares.

       9.  Manner of Exercising Option.

            (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                 (i) Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                      (A)  cash or check made payable to the
Corporation;

                      (B)  shares of Common Stock held by
Optionee (or any other person or persons exercising the option), provided that if shares acquired pursuant to the exercise of an option are used, such shares shall be held by the Optionee for a period of at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) before their tender to exercise additional Option Shares; or

                      (C)  through a special sale and remittance
procedure, if and to the extent approved by the Plan Administrator, pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise, and
(ii) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

     Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

               (iii)  Furnish to the Corporation appropriate
documentation that the person or persons exercising the option
(if other than Optionee) have the right to exercise this option.

                (iv)  Make appropriate arrangements with the
Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

            (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

            (c) In no event may this option be exercised for any fractional shares.

       10.  Compliance with Laws and Regulations.

            (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

            (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

       11. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns, the legal representatives, heirs and legatees of Optionee's estate and any beneficiaries of this option designated by Optionee.

       12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

       13. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

       14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

       15. Excess Shares. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

       16.  Additional Terms Applicable to an Incentive Option.
In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

           (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Disability. The Optionee shall not be deemed to cease to be an Employee during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that for a leave which exceeds ninety (90) days, the Optionee shall be deemed, for purposes of determining the period within which this option may be exercised as an Incentive Option (if designated as such in the Grant Notice), to cease to be an Employee on the ninety-first (91st) day of such leave, unless the right of that Optionee to return to Service as an Employee following such leave is guaranteed by law or statute.

           (b) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

          (c) Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

          (d) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.




                             EXHIBIT I

                        NOTICE OF EXERCISE

     I hereby notify SJW Corp. (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $__________ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's Long-Term Incentive Plan on ____________________,
__________.

     Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

____________________, __________
Date

                                  ______________________________
                                  Optionee

                                  Address:  ____________________

                                  ______________________________

Print name in exact manner
it is to appear on the
stock certificate:                ______________________________

Address to which certificate
is to be sent, if different from
address above:                    ______________________________

                                  ______________________________

Social Security Number:           ______________________________




                              APPENDIX

	The following definitions shall be in effect under the
Agreement:

     A.  Agreement shall mean this Stock Option Agreement.

     B.  Board shall mean the Corporation's Board of Directors.

     C. Change in Control shall be deemed to take place on the occurrence of any of the following events:

         (i) The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under, control with the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group of persons beneficially owning securities representing 30% or more of the combined voting power of the Corporation's then-outstanding securities;

        (ii) A merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately before the transaction;

       (iii) A sale, transfer or disposition of all or substantially all of the Corporation's assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation's assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately before the transaction,

        (iv) A merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation's assets if, in either case, the directors of the Corporation immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation's assets, as the case may be, or a parent thereof (for this purpose, any change in director composition that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

         (v) A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;

       provided that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who hold securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.

     D. Code shall mean the Internal Revenue Code of 1986, as amended.

     E. Common Stock shall mean shares of the Corporation's common stock.

     F. Corporation shall mean SJW Corp., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Corp.
which shall by appropriate action adopt the Plan.

     G. Disability shall mean the permanent and total disability of an individual as determined pursuant to Section
22(e)(3) of the Code.

     H. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

     J.  Exercise Price shall mean the exercise price per Option
Share as specified in the Grant Notice.

     K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

     L. Fair Market Value means the value of the Common Stock on the American Stock Exchange as of the close of the trading day.

     M.  Good Cause shall mean:

         (i) the commission of any act or omissions that result in substantial harm to the business or property of the Corporation (or any Parent or Subsidiary) and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing, or

        (ii) the Optionee's conviction of a criminal violation involving fraud or dishonesty.

        The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Good Cause.

     N. Good Reason shall exist with respect to an Optionee, if and only if, without the Optionee's express written consent:

         (i) there is a significant change in the nature or the scope of the Optionee's authority or in his or her overall working environment;

        (ii) the Optionee is assigned duties materially inconsistent with his or her present duties, responsibilities and status;

       (iii) there is a reduction in the sum of Optionee's rate of base salary and target bonus; or the Corporation changes by fifty-five (55) miles or more the principal location in which the Optionee is required to perform services;

       provided that, in the case of each such reason, that the Corporation has not cured such condition within 30 days of written notice by the Optionee to the Corporation that such condition exists and constitutes Good Reason.

     O. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

     P.  Grant Notice shall mean the Notice of Grant of Stock
Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     Q. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

     R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

     S. Normal Retirement shall mean an Optionee's termination of Service with the Corporation or an Affiliate under circumstances which make such Optionee eligible for an immediate pension benefit to be paid by the Corporation, or an Affiliate, or, in the case of an Optionee who is a Non-Employee Board Member, any termination of Service unless such termination is due to misconduct, as determined by the Plan Administrator in its sole discretion.

     T. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

     U.  Option Shares shall mean the number of shares of Common
Stock subject to the option as specified in the Grant Notice.

     V. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

     W. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     X.  Plan shall mean the Corporation's Long-Term Incentive
Plan.

     Y. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

     Z. Qualifying Termination shall mean: (i) a termination of Optionee's Service in immediate anticipation of, or at any time after execution of a definitive agreement to effect a Change of Control or within twenty-four (24) months after the effective date of a Change in Control effected by the Optionee's employer for any reason other than Good Cause or (ii) a termination of Optionee's Service at any time within twenty-four (24) months after the effective date of a Change in Control effected voluntarily on the part of the Optionee for Good Reason.

     AA. Service shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, or as a non-employee member of the board of directors. Except to the extent otherwise required by law, no Service credit shall be given for vesting purposes hereunder for any period the Optionee is on a leave of absence.

     BB. Stock Exchange shall mean the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

     CC. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.